Monday June 26, 10:34 am Eastern Time

Company Press Release

$2MM Asset Acquisition by Talk Visual of Eleven -11- NY/NJ Retail Call Shops/Money Transfer Stores MIAMI--(BUSINESS WIRE)--June 26, 2000--(OTC-BB: TVCP
- news). TALK VISUAL CORPORATION announced today that it has acquired eleven retail call shops/money transfer stores in the Greater New York/New Jersey area. The asset-only purchase involved a $900,000 combination of cash and stock. The stores grossed approximately two million dollars ($2,000,000) last year, and the company anticipates exceeding this gross revenue substantially during the year 2000 - 2001 period.

Company President and CEO Eugene Rosov stated today "the acquisition of the assets of Various Business Management by Talk Visual gives us a powerful presence in a vibrant Latin community where telephone calls and money transfers occur constantly. We believe that the insertion of videocalling into these shops, along with well-controlled management, will generate substantial cash flow and, eventually, a meaningful profit for the Company."

Talk Visual's Chairman, Michael J. Zwebner, added "these new retail locations complement our existing retail locations in Boston/Jamaica Plain, Providence, San Francisco, Miami, Montreal, Vancouver and Toronto, as well as our overseas sister-operations in Brussels, London and Tel Aviv. Considering that nearly two billion dollars of money transfers occurred between the United States and the Dominican Republic last year, and Latin America is the major phone destination for U.S. call originations, we believe that we can successfully introduce a vibrant new service - videocalling - to an existing and ever-increasing retail consumer group anxious for further family and business contact."

About Talk Visual Corporation

Talk Visual Corporation (OTC-BB: TVCP - news) is a pioneer in the video teleconferencing industry. It is developing global retail facilities to accommodate the growing video-communications needs of two key market segments: businesses and expatriate ethnic populations. Talk Visual can be reached toll-free at 1-877-22VIDEO within the United States, or at 305 572-0575 from abroad.

Low-cost, high-quality Consumer Long Distance Service is available through Talk Visual at the Company's website at http://www.talkvisual-ld.com. Talk Visual sells pagers at www.beeperforabuck.com, and information on the new Talk Visual TV225 videophone is at www.thevideotelephone.com. Visitors may view the Company's home page at www.talkvisual.com and click on the FAQ section, and read the Chairman's Corner latest message.

The website lists Talk Visual's retail videocalling shops. The site allows visitors to order the latest edition of the company's full-color newspaper.

Statements in this press release which are not historical including statements regarding Talk Visual's or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform of 1995, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements include statements regarding the anticipated gross revenue of the eleven acquired retail call shops, the impact of the insertion of videocalling into those shops and the ensuing cash flow and


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profitability of those shops, and the successful introduction of videocalling into the existing and increasing retail consumer group currently represented by money transfer and voice telecommunication to Latin America, including the Dominican Republic. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include the Company's ability to achieve the revenue growth and successful installation of videocalling traffic into the acquired eleven stores and the risk factors listed from time to time in the Company's SEC reports, including but not limited to, the annual report on form 10-KSB for the year ended December 31, 1999, and the quarterly report on Form 10-QSB for the quarter ended March 31, 2000. This release does not constitute an offer to sell securities.

Contact:
     Talk Visual Corporation
     Janeth Iglesias-Vega, 305 572-0575
     info@TalkVisual.com
     -------------------